Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

1.	That it previously had filed a registration statement on Form F-6 (Registration No. 333-292774), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement except for the number of shares represented by the American Depositary Shares; and

2.	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary
By:	/s/ Thomas Wood
Name: Thomas Wood
Title: Attorney-in-fact